UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2022 (May 4, 2022)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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200 Oceangate, Suite 100,	Long Beach,	California	90802
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 4, 2022, Molina Healthcare, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders. At the meeting, a total of 53,848,058 shares were voted, representing 91.77% of the 58,673,515 shares outstanding as of the March 7, 2022 record date.
With regard to Proposal No. 1, all nine nominated directors were elected to hold office until the 2023 annual meeting. The stockholders voted as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Barbara L. Brasier	51,151,222	246,427	8,115	2,442,294
Daniel Cooperman	51,307,653	75,600	22,511	2,442,294
Stephen H. Lockhart	51,310,305	72,991	22,468	2,442,294
Steven J. Orlando	48,747,320	2,583,877	74,567	2,442,294
Ronna E. Romney	44,359,391	7,034,894	11,479	2,442,294
Richard M. Schapiro	51,164,957	218,318	22,489	2,442,294
Dale B. Wolf	47,177,513	4,220,207	8,044	2,442,294
Richard C. Zoretic	51,166,226	217,040	22,498	2,442,294
Joseph M. Zubretsky	51,212,006	171,767	21,991	2,442,294
With regard to Proposal No. 2 for the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for 2021, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,981,043	2,410,155	14,566	2,442,294
With regard to Proposal No. 3 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022, the stockholders voted as follows:

Votes For	Votes Against	Abstentions
51,564,850	2,276,945	6,263

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	May 6, 2022	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary